UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date earliest event reported): March 30, 2022

CuriosityStream Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39139	84-1797523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Georgia Ave., Suite 700

Silver Spring, Maryland 20910

(Address of Principal Executive Offices, including zip code)

(301) 755-2050
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CURI	NASDAQ
Warrants, each exercisable for one share of Common stock at an exercise price of $11.50 per share	CURIW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of CuriosityStream Inc. (the “Company”) reviewed and approved updates to the compensation of Devin Emery, CPO and EVP Content Strategy. Effective March 1, 2022, the base salary for Mr. Emery will increase to $390,000 per year, which will be increased further to $413,400 per year effective as of January 1, 2023, subject to performance. Mr. Emery’s annual incentive target will increase to 70% of his annual base salary. The Company also approved (i) an additional bonus equal to $150,000, subject to him remaining actively employed in good standing by the Company on December 31, 2022, which will be payable on the first business day after January 1, 2023, and (ii) an additional bonus equal to $200,000, subject to him remaining actively employed in good standing by the Company on December 31, 2023, which will be payable on the first business day after January 1, 2024.

In addition, the Compensation Committee approved the grant of 99,666 restricted stock units (“RSUs”) and 384,615 stock options on March 30, 2022 under the Company’s Omnibus Incentive Plan (the “Plan”) to Mr. Emery. The number of RSUs granted is equal to the product of $1,000,000 and 30%, divided by the Fair Market Value (as defined in the Plan) on the grant date of $3.01, and the number of stock options granted is equal to the product of $1,000,000 and 70%, divided by the Black-Scholes valuation of a share of the Company’s common stock on the grant date of $1.82. The first $100,000 of stock options (measured by the Fair Market Value of the shares underlying the options) that are scheduled to vest in any calendar year with respect to Mr. Emery are treated as incentive stock options to the extent permitted under applicable law and, under the Plan, the remaining stock options are treated as non-qualified stock options. The exercise price of the stock options granted is $3.01, the Fair Market Value on the grant date. All of the stock options and the RSUs will vest in accordance with the terms of the Plan and in equal increments of one third of the shares of Company common stock subject to the grants on each of the first, second and third anniversary of the grant date, subject to Mr. Emery’s continued employment on each such anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIOSITYSTREAM INC.

By:	/s/ Tia Cudahy
	Name:	Tia Cudahy
	Title:	Chief Operating Officer and General Counsel

Date: April 4, 2022

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